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                                                                  Exhibit (d)(6)


                           AGILE SOFTWARE CORPORATION
                       NONSTATUTORY STOCK OPTION AGREEMENT
                       -----------------------------------

               (For Use With 2000 Nonstatutory Stock Option Plan)

                                    RECITALS
                                    --------

         A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and Consultants who provide services to the Corporation (or any Parent or Subsidiary).

         B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. The Corporation hereby grants to Optionee, as of
            ---------------
the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

         2. Option Term. This option shall have a term of ten (10) years
            -----------
measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6, or 16.

         3. Limited Transferability. This option shall be neither transferable
            -----------------------
nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee or the Optionee's guardian or legal representative.

         4. Dates of Exercise. Except as otherwise provided herein, this option
            -----------------
shall become exercisable for the Option Shares in one or more installments in an amount not to exceed the number of vested Option Shares (as determined pursuant to the Vesting Schedule) less the number of Option Shares previously acquired upon exercise of this option. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6, or 16.

         5. Cessation of Service. The option term specified in Paragraph 2 shall
            --------------------
terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

            (a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which

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to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

         (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (i) the expiration of the twelve (12) month period measured from the
-------
date of Optionee's death or (ii) the Expiration Date.

         (c) Should Optionee cease to remain in Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve
(12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

         (d) Notwithstanding the foregoing, if the exercise of this option within the applicable time period set forth in Paragraph 5(a), (b), or (c) is prevented by Paragraph 10, then this option shall remain exercisable until three
(3) months after the date Optionee is notified by the Corporation that this option is exercisable. In no event shall this option be exercisable at any time after the Expiration Date.

         (e) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares which were vested at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

         (f) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

     6.  Accelerated Vesting.
         -------------------

         (a) In the event of any Corporate Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of those Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

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            (b) The Corporation shall use its best efforts to provide at least twenty (20) days prior written notice of the occurrence of any Corporate Transaction in which options under the Plan are not to be assumed by the successor corporation.

            (c) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

            (d) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
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            (e) If this option is assumed in connection with a Corporate
Transaction and Optionee's Service ceases as a result of an Involuntary
            ---
Termination within eighteen (18) months following such Corporate Transaction, then the Optionee shall be credited with an additional eighteen (18) months of Service (or such lesser number of months necessary to cause all of the Option Shares to become vested) solely for purposes of calculating the number of vested Option Shares. Further, notwithstanding anything stated in Paragraph 5 to the contrary, this Option shall remain exercisable until the earlier of: (i) the
                                                         -------
Expiration Date, or (ii) the expiration of the one (1)-year period measured from the date of the Involuntary Termination.

            (f) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7.     Adjustment in Option Shares. Should any change be made to the Common
            ---------------------------
Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8.     Rights as a Stockholder, Employee, or Consultant. The holder of this
            ------------------------------------------------
option shall not have any Stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares. Further, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section
7. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Corporation (or Parent or Subsidiary) and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Optionee any right to continue in the Service of the Corporation (or Parent or Subsidiary) or interfere in any way with any right of the Corporation (or Parent or Subsidiary) to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

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     9.    Manner of Exercising Option.
           ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                (i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                      (A) cash or check made payable to the Corporation;

                      (B) provided the Optionee is an Employee and in the Corporation's sole discretion at the time this option is exercised, by delivery of a promissory note in a form approved by the Corporation for the aggregate Exercise Price, provided that any promissory note used to pay the Exercise Price shall be subject to the provision of Paragraph 9(d) and that if the Corporation is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate Exercise Price not less than the par value of the Option Shares being acquired;

                      (C) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                      (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state, local, and foreign income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                (ii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                (iii) Execute and deliver to the Corporation a written notice to the Corporation in a form acceptable to the Corporation, indicating the Optionee's intent to exercise the option and any such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal, state, and foreign securities laws.

                (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the option exercise.

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          (b) Unless the Exercise Price is paid pursuant to Paragraph
9(a)(i)(D), as soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

          (c) In no event may this option be exercised for any fractional shares.

          (d) No promissory note shall be permitted if an exercise of this option using a promissory note would be a violation of any law. If at any time the Corporation is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. The Corporation in its sole discretion, may require the Optionee to pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's Service for any reason, with or without cause.

     10.  Compliance with Laws and Regulations.
          ------------------------------------

          (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

          (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     11.  Successors and Assigns. Except to the extent otherwise provided in
          ----------------------
Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

     12.  Notices. Any notice required to be given or delivered to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     13.  Construction. This Agreement and the option evidenced hereby are made
          ------------
and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under

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the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     14.  Integrated Agreement. The Grant Notice and this Agreement constitute
          --------------------
the entire understanding and agreement between the Optionee and the Corporation with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Corporation with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any exercise of this option and shall remain in full force and effect.

     15.  Governing Law. The interpretation, performance and enforcement of this
          -------------
Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

     16.  Termination or Amendment. The Board may terminate or amend or this
          ------------------------
option at any time; provided, however, that except as provided in Paragraph 6 in connection with a Corporate Transaction, no such termination or amendment may adversely affect this option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

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                                    APPENDIX
                                    --------

         The following definitions shall be in effect under the Agreement:

         A.       Agreement shall mean this Stock Option Agreement.
                  ---------

         B.       Board shall mean the Corporation's Board of Directors.
                  -----

         C.       Code shall mean the Internal Revenue Code of 1986, as amended.
                  ----

         D.       Common Stock shall mean the Corporation's common stock.
                  ------------

         E.       Consultant shall mean a person engaged to provide consulting
                  ----------
or advisory services other than as an Employee or a member of the Board or of the board of directors of any other Parent or Subsidiary corporation) to the Corporation (or any Parent or Subsidiary), provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

         F.       Corporate Transaction shall mean an Ownership Change Event or
                  ---------------------
a series of related Ownership Change Events (collectively, a "Transaction") wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

         G.       Corporation shall mean Agile Software Corporation, a Delaware
                  -----------
corporation, and any successor corporation thereto.

         H.       Disability shall mean the permanent and total disability of
                  ----------
the Optionee within the meaning of Code Section 22(e)(3).

         I.       Employee shall mean an individual who is in the employ of the
                  --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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         J.       Exercise Date shall mean the date on which the option shall
                  -------------
have been exercised in accordance with Paragraph 9 of the Agreement.

         K.       Exercise Price shall mean the exercise price per share as
                  --------------
specified in the Grant Notice.

         L.       Expiration Date shall mean the date on which the option
                  ---------------
expires as specified in the Grant Notice.

         M.       Fair Market Value per share of Common Stock on any relevant
                  -----------------
date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         N.       Grant Date shall mean the date of grant of the option as
                  ----------
specified in the Grant Notice.

         O.       Grant Notice shall mean the Notice of Grant of Stock Options
                  ------------
accompanying the Agreement, pursuant to which the Optionee has been informed of the basic terms of the option evidenced hereby.

         P.       Involuntary Termination shall mean the termination of
                  -----------------------
Optionee's Service by reason of:

                        (i) Optionee's involuntary dismissal or discharge by the Corporation (or a Parent or Subsidiary employing Optionee) for reasons other than Misconduct; or

                        (ii) Optionee's voluntary resignation following (1) a reduction in Optionee's level of base salary by more than fifteen percent, (15%)
(2) a reduction in the Optionee's level of participation in any corporate-performance based bonus or incentive

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programs (not including sales compensation or sales incentive programs) by more than fifteen percent (15%) or (3) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Corporation without Optionee's consent.

         Q.       Misconduct shall mean the commission of any act of fraud,
                  ----------
embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

         R.       Non-Statutory Option shall mean an option not intended to
                  --------------------
satisfy the requirements of Code Section 422.

         S.       Option Shares shall mean the number of shares of Common Stock
                  -------------
subject to the option.

         T.       Optionee shall mean the person to whom this option is granted
                  --------
as specified in the Grant Notice.

         U.       Ownership Change Event shall be deemed to have occurred if any
                  ----------------------
of the following occurs with respect to the Corporation: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock of the Corporation; (ii) a merger or consolidation in which the Corporation is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation; or (iv) a liquidation or dissolution of the Corporation.

         V.       Parent shall mean any corporation (other than the Corporation)
                  ------
in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         W.       Plan shall mean the Corporation's 2000 Nonstatutory Stock
                  ----
Option Plan.

         X.       Plan Administrator shall mean either the Board or a committee
                  ------------------
of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

         Y.       Securities Act shall mean the Securities Act of 1933, as
                  --------------
amended.

         Z.       Service shall mean an Optionee's employment or service with
                  -------
the Corporation (or Parent or Subsidiary corporation), whether in the capacity of an Employee or a Consultant. Unless otherwise determined by the Board, an Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Corporation (or Parent or Subsidiary corporation) or a change in the Corporation (or Parent

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or Subsidiary corporation) for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Corporation (or Parent or Subsidiary corporation) shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation. Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's option agreement. An Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Parent or Subsidiary. Subject to the foregoing, the Corporation, in its discretion, shall determine whether an Optionee's
Service has terminated and the effective date of such termination.

         AA.      Stock Exchange shall mean the American Stock Exchange or the
                  --------------
New York Stock Exchange.

         BB.      Subsidiary shall mean any corporation (other than the
                  ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         CC.      Vesting Schedule shall mean the vesting schedule specified in
                  ----------------
the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

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